Exhibit 10.2

Motivating the Masses

Compensation Structure

Position: President, COO

Employee: Susie Carder

As of May 1st, 2016 compensation will be broken into a few different categories. As described below, each aspect will assist in growing the business and compensating for efforts in each area. A 10% attrition rate will be deducted from sales for all calculations to allow for natural attrition. Coaching will be the exception as coaching commission is paid upon payment from client.

Salary: As of May 1st 2016 an Annual Salary of $200,000.00 will be paid semi-monthly on the 15th and the last day of the month.

Executive Bonus: An executive bonus stipulated by the Board of Directors will be provided based on the firm’s profitability.

Other:

Car Allowance

Phone Allowance

50% of Health Insurance

Section 79 Plan or equivalent $30,000 annually

Previous Coaching Clients: As of 1-21-16, previous clients being coached will be paid out at old rates.

All commissions, with the exception of Coaching Commission, will be paid out on the 15th of the month following 30 days from the end of each event.

	5/1/16		5/1/16
Employee	Date	MTM	Date